Exhibit 10.19

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is entered into as of December [●], 2015, by and among Creative Realities, Inc., a Minnesota corporation (the “Company”), those subsidiaries of the Company signatory hereto (collectively referred to with the Company as the “Obligors”), and [___________________] as “Purchaser” (each such Purchaser referred to hereinafter as a “Secured Party”) under those certain Securities Purchase Agreements by and among each such Purchaser and the Company, dated on or about October 15, 2015 and of even date herewith (or other dates, if in substantially similar form, and collectively referred to as the “Securities Purchase Agreement”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, the Obligors agree with Secured Party as follows:

1.      Definitions. All terms defined in the Uniform Commercial Code of the State of Minnesota (the “UCC”) and used herein, unless otherwise defined herein, shall have the same definitions herein as specified in the UCC.

2.      Security Interest. Each Obligor hereby grants Secured Party a security interest in its accounts receivable, whether now owned or hereafter acquired or arising, including all proceeds of such accounts receivable (collectively, the “Receivables Collateral”), and all property and assets and interest in the property and assets of the Obligors whether now owned or hereafter acquired or existing, and wherever located including but not limited to the following (each of the following terms having the meanings set forth in the UCC): all Accounts, Chattel Paper, Contracts, Goods, Deposit Accounts, Documents, Equipment, Equity Interests, Fixtures, General Intangibles (including, without limitation, any patents and patent applications, copyrights and trademarks), Instruments, Inventory, Investment Property and Proceeds of such Obligor (all such assets being collectively referred to, together with the Receivables Collateral, as the “Collateral”).

3.      Obligations Secured. The security interest granted in this Agreement shall secure all of the obligations of the Obligors under the Notes offered and sold to the Secured Parties pursuant to the Securities Purchase Agreement, and all extensions, renewals or modifications thereof.

4.      Authorization to File Financing Statements. Each Obligor hereby irrevocably authorizes Secured Parties at any time and from time to time to file in such form and in such offices as the Secured Parties reasonably determine appropriate to perfect the security interests granted hereunder any initial financing statements and amendments thereto (and continuations thereof) that (a) indicate the Collateral of the Obligor, and (b) contain any other information required by Article 9 of the UCC or its equivalent in any foreign jurisdiction. The Obligors agree to furnish any such information to Secured Party promptly upon request. Upon the written request of a Secured Party, the Obligors will cause to be filed a UCC-1 financing statement describing the Collateral and naming Secured Party (and all other Secured Parties).

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5.      Ownership. Each Obligor represents and warrants that it owns and, to the extent that the Collateral is to be acquired after the date hereof, will own, the Collateral free from encumbrance, except any encumbrances shown on Schedule 1 (“Permitted Encumbrances”). The Obligors will defend the Collateral against all claims of all persons at any time claiming the Collateral or any interest in the Collateral, except Secured Parties and the parties whose obligations are secured by the Permitted Encumbrances.

6.      Representations, Warranties and Covenants Concerning Collateral. The Obligors represent and warrant that no financing statement covering the Collateral is on file in any public office except those for Permitted Encumbrances. Each Obligor further warrants that (a) its exact legal name is as stated on the signature page of this Agreement, (b) it is an organization duly incorporated and organized in the jurisdiction indicated on the signature page of this Agreement, and (c) its place(s) of business, its chief executive office and its mailing address, are set forth on the signature page of this Agreement. Each Obligor agrees that it will not change its name, any place of business, any location of its collateral, its mailing address or its chief executive office without giving at least ten days prior written notice to each Secured Party. The Collateral is and will remain personal property. Each Obligor hereby appoints the Secured Parties as its attorneys-in-fact to do all acts and things which Secured Party may deem necessary to perfect and to continue perfected the security interest created hereby and to protect and to preserve the Collateral.

7.      Other Actions as to Collateral. The Obligors agree to take any other action reasonably requested by the Secured Parties to ensure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’ security interest in any and all of the Collateral.

8.      Inspection and Taxes. The Obligors will at all reasonable times during normal business hours allow Secured Party and their agents, employees, attorneys or accountants to examine, inspect and make extracts from the Obligors’ books and other records. Each Obligor will pay when due all taxes and assessments on the Collateral that it owns.

9.      Costs. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC or similar laws, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. If the Company fails to perform any of its duties hereunder, Secured Parties may, but shall not be required to, do so on the Company’s behalf. If the Obligors default under this Agreement, then the Obligors will pay the costs, including the reasonable actual attorneys’ fees, of Secured Parties incurred in enforcing this Agreement. Any amounts expended by Secured Parties in performing the duties of the Obligors or enforcing this Agreement shall be payable by the Obligors to Secured Parties on demand.

10.     Default. The Company will be in default under this Agreement upon the happening of any of the following events (each a “Default”): (a) an Obligor’s failure to perform when due any of the obligations hereunder required to be performed by it (after giving effect to any applicable cure period set forth herein); (b) the occurrence of any “Event of Default” as defined in the Notes; or (c) any representation or warranty made by the Obligors herein or in the Securities Purchase Agreement is false or misleading in any material respect.

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11.      Remedies. At any time during the continuance of a Default, any Secured Party may declare any or all monetary obligations under the Notes due and payable, and shall have the remedies of a secured party under the Uniform Commercial Code. Secured Parties may take possession of the Collateral with or without judicial process. Secured Parties may require the Obligors to assemble the Collateral and make it available to Secured Parties. Secured Parties will give the Obligors reasonable notice of the time that any intended sale or disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to the applicable Obligor at least 20 calendar days before the time of the sale or disposition.

12.      No Waivers. No waiver by Secured Parties of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. The acceptance of this Agreement will not waive or impair any other security that a Secured Party may have or hereafter acquire for the obligations secured hereunder, nor will the taking of any additional security waive or impair the rights granted in this Agreement. Secured Parties may resort to any security they may have in any order they deem proper, and may apply any payments made on any part of the obligations secured hereunder to any part of such obligations, despite any directions of any Obligor to the contrary. No delay or omission of the Secured Parties to exercise, and no course of dealing with respect to, any right, power or remedy accruing upon the occurrence and during the continuance of any Default as aforesaid shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or an acquiescence therein. The Secured Parties may waive the obligation of the Obligors to perform covenants under this Agreement, and may waive Defaults under this Agreement (including approving forbearances).

13.      Governing Law; Binding Effect. This Agreement shall be governed by the laws of the State of New York without regard to its conflicts-of-law principles, and shall inure to the benefit of, and bind, Secured Parties and the Obligors and their respective successors and assigns. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding, subject however, to the Consent to Jurisdiction provision of section 15 below. No provision of this Agreement shall be amended or modified other than by a written instrument that refers to this Agreement and is signed by or on behalf of Secured Parties.

14.      Termination. This Agreement shall terminate upon the indefeasible satisfaction and payment of all obligations owed to Secured Parties by the Company under the Notes in full in cash, but shall automatically be reinstated with no further action by any party hereto, in the event any such payment is or is ordered to be returned by a Secured Party for any reason whatsoever, including without limitation the insolvency, bankruptcy or reorganization of the Company, in which case the Obligors shall sign and deliver to any Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect such Secured Party’s security interest granted under this Agreement.

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15.      Consent to Jurisdiction. AT THE OPTION OF SECURED PARTY THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK, OR IN ANY OTHER JURISDICTION WHERE THE COLLATERAL IS LOCATED; AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

16.      Intercreditor. Notwithstanding the date, manner, order of grant, attachment or perfection of liens securing the secured obligations described in Section 3 of this Agreement, and notwithstanding any provision of the UCC or any applicable law, or any other circumstances whatsoever, each Secured Party hereby agrees that they shall be pari passu, as among each other and in all respects, with respect to the liens granted and documented hereunder and the right to Collateral under this Agreement; and no lien in or against the Collateral in favor of any Secured Party under this Agreement shall have priority over any other lien in or against the Collateral in favor of any other Secured Party under this Agreement. Each Secured Party agrees that they shall not (and hereby waive any right to) contest or support any other person in contesting, in any proceeding, (A) the priority, validity or enforceability of any lien in or against the Collateral held by or on behalf of another Secured Party, or (B) the validity or enforceability of this Agreement.

17.      Amendment and Restatement. This Agreement shall amend and supersede that certain Security Agreement dated October 15, 2015 by and between the Obligors and certain of the Secured Parties.

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IN WITNESS WHEREOF, the undersigned parties have set their hands to this Amended and Restated Security Agreement to be effective as of the date first set forth above.

CREATIVE REALITIES, INC.

By:
John Walpuck
Chief Financial Officer

CREATIVE REALITIES, LLC

By:
John Walpuck
Chief Executive Officer

WIRELESS RONIN TECHNOLOGIES CANADA, INC.

By:
John Walpuck
Chief Executive Officer

CONEXUS WORLD GLOBAL, LLC

By:
John Walpuck
Chief Financial Officer

OBLIGOR INFORMATION:

Obligor	Jurisdiction of Organization; Type of Organization	Address
Creative Realities, Inc.	Minnesota (corporation)	22 Audrey Place, Fairfield, NJ 07004
Creative Realities, LLC	Delaware (limited liability company)	22 Audrey Place, Fairfield, NJ 07004
Wireless Ronin Technologies Canada, Inc.	Canada (corporation)	4510 Rhodes Drive, Suite 800, Windsor, Ontario
Conexus World Global, LLC	Kentucky (limited liability company)	13100 Magisterial Drive, Suite 100, Louisville, KY 40223

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Schedule 1 to Security Agreement

Permitted Encumbrances

UCC-1 in favor of Allied Affiliated Funding, L.P., perfecting security interest in all assets of the Company and its subsidiaries, securing indebtedness not in excess of $3.0 million:

●	Minnesota Filing No. 843628100353, filed September 24, 2015 (the Company is debtor)
●	Delaware Filing No. 20154285580, filed September 24, 2015 (Creative Realities, LLC is debtor)
●	Kentucky Filing No. 2015-2790504-75, filed September 24, 2015 (ConeXus World Global, LLC is debtor)

UCC-1 in favor of Dell Financial Services L.L.C. (Minnesota Filing No. 8070012801654, filed January 21, 2015), securing indebtedness of approximately $45,000. Company is debtor on this UCC-1.

UCC-1 in favor of Slipstream Communications, LLC and Equity Trust Company, custodian FBO Leonid Frenkel IRA (Minnesota Filing No. 832862900029, filed July 10, 2015) (relating to earlier-issued Notes), securing indebtedness of $981,250 in principal amount. Company is debtor on this UCC-1. Amendments to this UCC-1 are to be filed to add additional Secured Parties and indebtedness aggregating to $950,000 for earlier issued Notes (the holders of which are Due North Consulting, LLC ($500,000), Brio Capital Master Fund, LTD. ($300,000), and RFK Communications, LLC ($150,000)). Amendments will also be made to add any new Secured Parties purchasing “Notes” under the Securities Purchase Agreement.

UCC-1 in favor of Slipstream Communications, LLC and Equity Trust Company, custodian FBO of Leonid Frenkel IRA (Delaware Filing No. 2015 2985009, filed July 10, 2015) (relating to earlier-issued Notes), securing indebtedness of $981,250 in principal amount. Creative Realities, LLC is debtor on this UCC-1. Amendments to this UCC-1 are to be filed to add additional Secured Parties and indebtedness aggregating to $950,000 for earlier issued Notes (the holders of which are Due North Consulting, LLC ($500,000), Brio Capital Master Fund, LTD. ($300,000), and RFK Communications, LLC ($150,000)). Amendments will also be made to add any new Secured Parties purchasing “Notes” under the Securities Purchase Agreement.

The two UCC-1 filings immediately above represent a second lien on all of the accounts receivable, and a first lien on all other assets, of the Company and its Subsidiaries. These liens are subordinated, however, to Allied Affiliated Funding, LP as disclosed above.

Wireless Ronin Technologies (Canada), Inc. (as debtor):

○	File No. 664088715, Secured Party: CIT Financial Ltd. Collateral: Copiers and Printers
○	File No. 689111091, Secured Party: CIT Financial Ltd. Collateral: Photocopiers
○	File No. 707935761, Secured Party: Slipstream Communications, LLC and Equity Trust Company as Custodian FBO Leonid Frenkel IRA Collateral: Accounts Receivable